UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2020

RAYTHEON TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-00812	06-0570975
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

870 Winter Street
Waltham, Massachusetts 02451
(Address of principal executive offices, including zip code)

(781) 522-3000
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock ($1 par value)	RTX	New York Stock Exchange
(CUSIP 75513E 101)
2.150% Notes due 2030	RTX 30	New York Stock Exchange
(CUSIP 75513E AB7)

Item 8.01.  Other Events.

Notes Issuance

On May 18, 2020, Raytheon Technologies Corporation (the “Company”) issued $1,000,000,000 aggregate principal amount of 2.250% Notes due 2030 (the “notes due 2030”) and $1,000,000,000 aggregate principal amount of 3.125% Notes due 2050 (the “notes due 2050” and together with the notes due 2030, the “Notes”).

The Notes were registered under the Securities Act of 1933, as amended (the “Act”), pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-234027) (the “Registration Statement”) filed on October 1, 2019.  On May 18, 2020, the Company filed with the SEC a Prospectus Supplement dated May 14, 2020 (the “Prospectus Supplement”) containing the final terms of the Notes pursuant to Rule 424(b)(2) of the Act.

In connection with the offer and sale of the Notes, the Company entered into an Underwriting Agreement, dated May 14, 2020 (the “Underwriting Agreement”), and a Pricing Agreement, dated May 14, 2020 (the “Pricing Agreement”), each between the Company and BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as Representatives of the Underwriters listed in Schedule I to the Pricing Agreement.  A form of the Underwriting Agreement is included as Exhibit 1 to the Registration Statement.  The Notes were issued under the Amended and Restated Indenture, dated as of May 1, 2001 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York, as trustee.  The Indenture and a form of the Notes are included as Exhibits 4.1 and 4.2 to the Registration Statement.

The Company expects to use the net proceeds received from the issuance of the Notes for general corporate purposes, including, among other things, the repayment of outstanding indebtedness.

For the relevant terms and conditions of the Underwriting Agreement and Pricing Agreement and the Notes, please refer to the Prospectus Supplement.

Partial Redemption

On May 4, 2020, the Company notified holders of its outstanding 3.650% Notes due 2023 that the Company will redeem $410 million of the aggregate principal amount of such notes on May 19, 2020.  After giving effect to such redemption, $171 million in aggregate principal amount of the 3.650% Notes due 2023 will remain outstanding. No proceeds of the Notes will be used to fund such redemption.

This report is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated May 18, 2020, with respect to the Notes

5.2	Consent of Wachtell, Lipton, Rosen & Katz, dated May 18, 2020 (included in Exhibit 5.1), with respect to the Notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON TECHNOLOGIES CORPORATION

Date: May 18, 2020	By:	/s/ Dana Ng
Dana Ng
Corporate Vice President and Secretary